SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: April 18, 2002


                        TELECOMMUNICATION PRODUCTS, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

Colorado                           0-11882                     84-0916299
- ---------------------            ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


              9175 Wilshire Blvd.,Suite B, Beverly Hills, CA 90210
            --------------------------------------------------------
                    (Address of principal executive offices))


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (310) 281-2571

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 2003, the Registrant entered into an agreement with coast Communications, Inc. for the acquisition of the assets of privately-held Hotel Movie Network, a Nevada Corporation of and in Mesa Arizona. Such assets consist of inventory, contracts and contract rights over the course of two months, and each payment being $75,000 and satisfy the full value of the acquisition in the form of a 2 million common shares of the Company and 1 million shares of Preferred Series A shares convertible to common stock and issuance of two Promissory Notes, one for $1,000,000 convertible to Series A Preferred Stock (subject to adjustment per the Purchase contract) and one for $400,000 convertible to Series B Preferred Stock of the Registrant.

This Series B Preferred Stock shall be convertible into restricted shares of Buyer's common stock commencing two years from the date of issuance at the rate of fifty percent of the total Preferred Shares (50%) per annum at a agreed to value of $2.00 per share for the first year and $3.00 per share for the second year subsequent to the Closing Date. Buyer shall have the right to redeem the Series B Preferred Stock at anytime prior to conversion into Buyer common stock upon an agreement by all Parties as to the value of said stock.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None.

ITEM 5. OTHER EVENTS

        TCPD has entered into an Agreement to purchase the business of Home Movie Networks, Inc. and purchase a complete inventory of Guest Entertainment Systems hardware and peripherals from Home Movie Networks, inc. for $2 million dollars in cash and stock.

This inventory can supply the necessary hardware for deployment into over 100,000 guest rooms at a savings over the current industry average installation cost per room.

The purchase of assets of Home Movie Networks, Inc. (HMN)will make the company a supplier of VOD and Satellite Guest Entertainment systems to the mid-market hospitality industry. The purchase includes a customer base of over 8,000 rooms through contract rights and a gross revenue of $75,000 per month, approximately. These contracts consist mainly of Free-to-Guest or "Pay-perStay" services.

The purchase of the assets of Home Movie Networks, Inc. provides affiliation with an established network of professional guest systems installation contractors who are experienced and familiar with the HMN business model.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        None.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS


        The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the reuired financial statements for this acquired business at the time this form 8-K is filed; these will be filed as an amendmant to this filing not later than 60 days after the filing of this report. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

            Exhibits:

        Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

     EXHIBIT NUMBER                     EXHIBIT DESCRIPTION
     --------------                     -------------------

10.1 Acquisition Agreement between the Registrant and Coast Communicatins, Inc. dated March 31, 2003

10.2                               Schedule 1 Employment Agreements with Paul
                                   La Barre and Ernest McKay;

10.3                               and Schedule 2, Promissory notes

10.4                               Schedule 3 Security Agreement

10.5                               Schedule 4 UCC-1

10.6                               Schedule 5 list of assets.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2003                TELECOMMUNIATION PRODUTS, INC.


                                           /s/ Robert Russell
                                       By: -----------------------------------
                                           Robert Russell, President